UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 17, 2014

UV FLU TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	000-53306	46-5559864
(State or Other Jurisdiction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

1624 Park Avenue West Highland Park, Illinois	60035
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (508) 362-5455

n/a

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year

(a) On June 17, 2014, the Board of Directors (the “Board”) of UV Flu Technologies (“UV Flu”) agreed to amend and restate the Bylaws of UV Flu (the “Amended and Restated Bylaws”), effective immediately. The amendments are: (i) clarifying that notices of shareholder meetings may be given by electronic transmission; (ii) amending the shareholders’ action without a meeting provision to enable any action that could be taken by shareholders at a meeting to be taken without such a meeting, prior notice or vote if written consent(s) are signed by the required majority of shareholders. The previous provision required a consent to be signed by all shareholders who would have been eligible to vote on the relevant matter; (iii) removing provisions requiring proxy appointments to be signed so as to enable electronic proxies; (iv) broadening the scope of forms of communication that can be used for shareholder and Board meetings beyond forms which are “similar” to a conference telephone; and (v) correcting typographical errors and to make certain non-substantive, stylistic changes as reflected in the Amended and Restated Bylaws. The foregoing description is qualified in its entirety by the Amended and Restated Bylaws attached hereto at Exhibit 3.1.

Item 9.01	Financial Statements and Exhibits.

Exhibit Number	Description
3.1	Amended and Restated Bylaws of UV Flu Technologies, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UV FLU TECHNOLOGIES, INC

Date: June 17, 2014	By:	/s/ Michael Ross
	Name:	Michael Ross
	Title:	President/Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

3.1	Amended and Restated Bylaws of UV Flu Technologies, Inc.